Exhibit 99.2

[LETTERHEAD OF ALLEN & COMPANY]

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 2, 2015, to the Board of Directors of Bio-Reference Laboratories, Inc. (“Bio-Reference”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinion of Bio-Reference’s Financial Advisor” and “THE MERGER — Opinion of Bio-Reference’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed merger involving Bio-Reference and OPKO Health, Inc. (“OPKO”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of OPKO (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC
ALLEN & COMPANY LLC

July 2, 2015